June 9, 2000

Office of the Chief Accountant
SECPS Letter File
Mail Stop 905
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C., 20549

Gentlemen:

We were previously the independent accountants for the Company. We have not reported on any financial statements for the Company.

We have read Item 4 of the Current Report of Form 8-K of Rescon Technology Corp. dated June 7, 2000, and we agree with the statements contained therein as they related to our firm.

Very truly yours,

/S/ JONES, JENSEN & COMPANY
---------------------------
Jones, Jensen & Comany, L.L.C.
Certified Public Accountants